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                                                                    EXHIBIT 99

Compaq Computer Corporation     P.O. Box 692000             News Release
Public Relations Department     Houston, Texas 77269-2000
                                Tel 281-514-0484
                                Fax 281-514-4583
                                http://www.compaq.com

[LOGO OF COMPAQ APPEARS HERE]

FOR IMMEDIATE RELEASE
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                COMPAQ AND PCORDER.COM FORM E-COMMERCE ALLIANCE

pcOrder.com Software and Content will Power e-Commerce Engine Supporting Customer Segments Worldwide

HOUSTON and AUSTIN, Texas, June 29, 1999 -- Signaling their continued commitment to drive online computer sales and enhance the customer choice model, Compaq Computer Corporation (NYSE: CPQ - news) and pcOrder.com, Inc. (Nasdaq: PCOR - news) today announced a joint alliance designed to deliver e-commerce solutions to Compaq's customers and resellers worldwide. pcOrder's technology platform, content services, and order network will help power Compaq's global e-commerce initiatives.

Under the terms of the agreement, Compaq and pcOrder will:

  * Extend Compaq's customer choice model by enabling both direct and indirect online sales and fulfillment -- a significant advantage over a direct-only model.
  * Accelerate Compaq's worldwide extranet program coverage for enterprise accounts, small and medium businesses, and consumers.

"The alliance with pcOrder is designed to enable Compaq to extend e-commerce strategies to its worldwide customer base, both direct and indirect," said Michael Capellas, acting COO of Compaq. "We will integrate pcOrder's platform with Compaq's enterprise-wide supply chain to deliver a united e-business strategy that connects customers and channel partners from the Web or call centers directly to our assembly lines."

"We believe this alliance demonstrates pcOrder's ability to power premier computer portals worldwide," said Christina Jones, president and COO of pcOrder. "Working this closely with the world's leading computer manufacturer broadens the reach of pcOrder's technology and content, and solidifies our position as an e-commerce leader in moving the computer industry to the Web."

pcOrder, a leading provider of Internet-based electronic commerce solutions that enable the computer industry's suppliers, resellers and end users to buy and sell computer products online, will provide extensive e- commerce support to Compaq, including:

  * Product catalogs, pricing and availability information, shopping cart functionality, quoting, ordering, and configuration for all of Compaq's product lines from laptops to servers.
  * Worldwide order network technology to connect and integrate electronic interfaces of all customer and channel segments.
  * Content management services for Compaq products and a broad range of third party products.

The agreement with Compaq follows a series of recent customer announcements by pcOrder including new contracts with Inktomi, Onsale.com and ZDNet.
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About Compaq

Compaq Computer Corporation, a Fortune Global 100 company, is the second-largest computer company in the world and the largest global supplier of computer systems. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, enterprise and network storage solutions, commercial desktop and portable products and consumer PCs. The Company is an industry leader in environmentally friendly programs and business practices. Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and Compaq products are available at www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations are available by calling 1-800-345-1518.

About pcOrder.com

pcOrder is a leading provider of Internet-based electronic commerce solutions that enable the computer industry's suppliers, resellers and end users to buy and sell computer products online. pcOrder's industry content and applications are designed to enable leading computer companies to create new revenue opportunities and efficiencies through e-commerce. Rapid e-commerce adoption by both consumers and businesses has translated into billions of dollars of quotes generated through pcOrder-powered solutions.

Current customers include Compaq, CompUSA, Egghead.com, GE Capital Vendor Financial Services, Hartford, Hewlett Packard, IBM, Ingram Micro, Inktomi, Nortel Networks, Pinacor, Sarcom, and Tech Data. pcOrder: Moving the computer industry to the Web(TM). pcOrder is located at 5001 Plaza on the Lake, Austin, Texas 78746. Telephone: 512-684-1100. Fax: 512-684-1200. World Wide Web address: http://www.pcorder.com.

Forward Looking Statements

Certain statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, including statements relating to the anticipated results and benefits of the pcOrder / Compaq alliance. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed in such forward-looking statements. These risks include unanticipated delays or difficulties in implementing pcOrder's e-commerce solutions, a decline in demand for computers and computer products, a decline in purchases of computers and computer products over the internet, and other risks described in pcOrder's and Compaq's respective filings with the Securities and Exchange Commission. pcOrder.com and pcOrder are registered trademarks of pcOrder.com, Inc. "Moving the computer industry to the Web" is a registered trademark of pcOrder.com, Inc. Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

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